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             SUPPLEMENTAL REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Abbott Laboratories:

    We have audited in accordance with generally accepted auditing standards, the financial statements included in the Company's Annual Report incorporated by reference in this Form 10-K, and have issued our report thereon dated January 15, 1997. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. Schedule II is the responsibility of the Company's management, is presented for purposes of complying with the Securities and Exchange Commission's rules, and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
January 15, 1997
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference of the following into the Company's previously filed S-8 Registration Statements 33-4368 for the Abbott Laboratories 1986 Incentive Stock Program, 33-39798 for the Abbott Laboratories 1991 Incentive Stock Program, 333-09071 for the Abbott Laboratories 1996 Incentive Stock Program, 333-13091 for the Abbott Laboratories Ashland Union 401(k) Plan and Trust, and 33-26685, 33-51585, 33-56897, 33-65127, and 333-19511 for the Abbott Laboratories Stock Retirement Plan and Trust and into the Company's previously filed S-3 Registration Statements Numbers 33-50253 and 333-06155:

    1. Our supplemental report dated January 15, 1997 included in this Annual Report on Form 10-K for the year ended December 31, 1996; and

    2. Our report dated January 15, 1997 incorporated by reference in this Annual Report on Form 10-K for the year ended December 31, 1996.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
March 10, 1997